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                                                                       EXHIBIT 2


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "ESCROW AGREEMENT") is made and entered into as of this 22nd day of March, 2002, by and among MARSHALL T. LEEDS, an individual ("PURCHASER"), SUMMIT BROKERAGE SERVICES, INC. ("SELLER"), KILPATRICK STOCKTON LLP, a Georgia limited liability partnership ("FUNDS ESCROW AGENT") and GREENBERG TRAURIG, P.A., a Florida professional association ("SHARES ESCROW AGENT"). Shares Escrow Agent and Funds Escrow Agent are sometimes collectively referred to herein as the "Escrow Agent".

                                   RECITALS:

         WHEREAS, Purchaser and Seller entered into that certain Stock Purchase Agreement dated as of March 22, 2002 (the "PURCHASE AGREEMENT"), pursuant to which Purchaser agreed to acquire, subject to the conditions described below,
(i) One Million (1,000,000) shares of Seller's common stock, $.0001 par value, from Richard Parker in exchange for One Hundred Thousand Dollars ($100,000) and
(ii) Four Million (4,000,000) shares, $.0001 par value, of the Seller (the "ESCROWED SHARES") from the Seller in exchange for Four Hundred Thousand Dollars ($400,000) (the "ESCROWED FUNDS") and ;

         WHEREAS, the Purchase Agreement provides that the consummation of the transactions described therein is conditioned upon receipt by Purchaser of the consent of First Union Securities Financial Network, Inc. and the approval of the National Association of Securities Dealers by May 21, 2002.

         WHEREAS, pursuant to Section 3(a) of the Purchase Agreement, Purchaser agreed to deliver to Funds Escrow Agent the Escrowed Funds to be administered in accordance with the terms and conditions of this Escrow Agreement; and

         WHEREAS, pursuant to Section 3(b) of the Purchase Agreement, Seller agreed to deliver to Shares Escrow Agent the Escrowed Shares to be administered in accordance with the terms and conditions of this Escrow Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth and contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       APPOINTMENT OF ESCROW AGENTS.

                  (a) Each of Purchaser and Seller hereby designates and appoints Kilpatrick Stockton LLP, a Georgia limited liability partnership, as Funds Escrow Agent for the purposes set forth herein, and Funds Escrow Agent hereby accepts such appointment. Funds Escrow Agent agrees to receive the deposit of the Escrowed Funds to hold and administer the same in accordance with the terms of this Escrow Agreement in the manner so provided for herein. Each of Purchaser and Seller hereby acknowledges that Kilpatrick Stockton LLP has served as counsel to Purchaser in connection with the


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Purchase Agreement and this Escrow Agreement and hereby waives any conflict that may arise from such firm's continuing service as such counsel and as Funds
Escrow Agent hereunder.

                  (b) Each of Purchaser and Seller hereby designates and appoints Greenberg Taurig, P.A., a Florida corporation, as Shares Escrow Agent for the purposes set forth herein, and Shares Escrow Agent hereby accepts such appointment. Shares Escrow Agent agrees to receive the deposit of the Escrowed Shares to hold and administer the same in accordance with the terms of this Escrow Agreement in the manner so provided for herein. Each of Purchaser and Seller hereby acknowledges that Greenberg Taurig, P.A. has served as counsel to Seller in connection with the Purchase Agreement and this Escrow Agreement and hereby waives any conflict that may arise from such firm's continuing service as such counsel and as Shares Escrow Agent hereunder.

         2.       DEPOSIT OF THE ESCROWED PROPERTY WITH ESCROW AGENTS.

                  (a) Upon the execution hereof, Purchaser will deliver the Escrowed Funds to Funds Escrow Agent in accordance with Section 3(a) of the Purchase Agreement, and Funds Escrow Agent shall acknowledge receipt of the Escrowed Funds when received.

                  (b) Upon the execution hereof, Seller will deliver certificates representing the Escrowed Shares, filled out in the name of Purchaser, to Shares Escrow Agent in accordance with Section 3(b) of the Purchase Agreement, and Shares Escrow Agent shall acknowledge receipt of the Escrowed Shares when received.

         3. INVESTMENT OF FUNDS IN ESCROW. Funds Escrow Agent shall hold and disburse the Escrowed Funds under the terms of this Escrow Agreement and shall from time to time invest and reinvest any cash assets held in escrow in the cash investment account of Funds Escrow Agent. Any and all income and interest realized from the investments of any Escrowed Funds made by Funds Escrow Agent pursuant hereto shall be added to, and become part of, the Escrowed Funds.

         4.       DISBURSEMENT OF THE ESCROWED PROPERTY.

                  (a) Funds Escrow Agent shall distribute the Escrowed Funds to: (i) Seller, upon receipt of written notice from Seller and Purchaser on or prior to May 21, 2002, notifying Funds Escrow Agent that the closing of the purchase of the Escrowed Shares (the "CLOSING") has occurred, and directing Funds Escrow Agent to distribute the Escrowed Funds to Seller; (ii) Purchaser, upon receipt of written notice from Purchaser notifying Funds Escrow Agent that Purchaser does not intend to purchase the Escrowed Shares in exchange for the Escrowed Funds and directing Funds Escrow Agent to distribute the Escrowed Funds to Purchaser; and (iii) Purchaser, if the Closing has not occurred by May 21, 2002.

                  (b) Shares Escrow Agent shall distribute the Escrowed Shares to: (i) Purchaser, upon receipt of a written notice from Purchaser and Seller on or prior to May 21, 2002, notifying Shares Escrow Agent that the Closing has occurred and directing the Shares Escrow Agent to distribute the Escrowed Shares to Purchaser; (ii) Seller, upon receipt of written notice from Purchaser notifying Shares Escrow Agent that Purchaser does not intend to purchase the Escrowed Shares in exchange for the Escrowed Funds; and (iii) Seller, if the Closing has not occurred by May 21, 2002. The parties hereto hereby acknowledge and agree that the Escrowed Shares shall be deemed issued and outstanding upon delivery thereof by the Shares Escrow Agent to Purchaser in accordance with this


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SUBSECTION (B), and that such shares shall not be deemed issued and outstanding unless and until such event transpires.

         5. TERM. This Escrow Agreement shall terminate when all Escrowed Funds and Escrowed Shares have been distributed by the respective Escrow Agent in accordance herewith or all of the Escrowed Funds and Escrowed Shares have been subjected to interpleader pursuant to SECTION 6(F) of this Escrow Agreement.

         6.       DUTIES OF THE ESCROW AGENT.

                  (a) The duties and responsibilities of Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and Escrow Agent shall not be bound in any way by any other contract or agreement between Purchaser or Seller, whether or not Escrow Agent has knowledge of any such contract or agreement or terms or conditions thereof except for the applicable sections of the Purchase Agreement specifically referenced in this Escrow Agreement.

                  (b) Escrow Agent shall not be liable to anyone for any damages, losses, or expenses incurred as a result of any act or omission of Escrow Agent, unless such damages, losses, or expenses are caused by Escrow Agent's willful misconduct or gross negligence. Accordingly, Escrow Agent shall not incur any such liability with respect to: (i) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Escrow Agreement; and (ii) any action taken or omitted in reliance upon the advice of counsel (which may be of Escrow Agent's own choosing).

                  (c) Purchaser and Seller hereby jointly and severally agree to indemnify and hold harmless Escrow Agent to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel), actions, proceedings, or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "ESCROW AGENT LIABILITIES"), based upon, relating to, or arising out of, the provision of services hereunder; provided, however, that no party hereunder shall be liable under this SECTION 6(C) for any amount paid in settlement of claims without their consent, which consent shall not be unreasonably withheld, or to the extent that a court of competent jurisdiction finally judicially determines that such Escrow Agent Liabilities resulted from the willful misconduct or gross negligence of the applicable Escrow Agent.

                  (d) If a dispute between any of the parties hereto sufficient to justify its doing so shall occur, Escrow Agent shall be entitled to tender the Escrowed Funds and/or the Escrowed Shares into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as appropriate, and thereupon to be discharged from all further duties and liabilities under this Escrow Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of any compensation earned prior to such filing and the provisions of SECTION 6(C) hereof shall survive such discharge.


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                  (e)      If all or any part of the Escrowed Funds or the
Escrowed Shares shall be attached, garnished, or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment, or decree shall be made or entered by any court affecting the Escrowed Funds or the Escrowed Shares, or any part thereof, or any act of Escrow Agent, Escrow Agent is hereby expressly authorized to obey and comply with all final writs, orders, judgments, or decrees so entered or issued by any court, without the necessity of inquiring whether such court has jurisdiction, and if Escrow Agent obeys or complies with any such writ, order, judgment, or decree, it shall not be liable to any of the parties hereto or to any other person by reason of such compliance.

                  (f) Escrow Agent may resign at any time by notifying the other parties hereto in accordance with SECTION 8 below. From the date upon which such notice is received by Purchaser and Seller until the earlier of: (i) the acceptance by a successor escrow agent as shall be appointed (A) by an agreement of such parties, or (B) if the parties are unable to agree within twenty (20) days following the last party to receive such notice, by the senior active Judge of the United States District Court for the Northern District of Georgia upon application by Purchaser and Seller; and (ii) thirty (30) days following the date upon which notice was mailed, Escrow Agent shall have the right to tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrowed Funds or the Escrowed Shares, as applicable, whereupon its duties hereunder shall cease.

         7. COMPENSATION OF ESCROW AGENT. Escrow Agent shall receive no compensation for services performed hereunder.

         8. NOTICES. All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class, certified or registered mail, return receipt requested, or overnight mail to the intended recipient thereof at its address set out below, together with, but only if reasonably practicable, a copy via facsimile to the intended recipient thereof at his, her or its facsimile number set out below. Any such invoice, demand or communication shall be deemed to have been duly given upon receipt (if given or made in person). In proving the same, it shall be sufficient to show that the envelope was duly addressed, stamped and posted and delivered, and whether or not delivery was accepted. The addresses of the parties for purposes of this Escrow Agreement are:

                  (i)      If to Purchaser:   Marshall T. Leeds
                                              4040 Sanctuary Lane
                                              Boca Raton, Florida  33431
                                              Facsimile No.: (561) 347-6705


                  (ii)     If to Seller:      Summit Brokerage Services, Inc.
                                              25 Fifth Avenue
                                              Indiatlantic, Florida  32903
                                              Attn: Richard Parker
                                              Facsimile No.:  (321) 724-2303


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                  (iii)   If to Funds Escrow Agent:   Kilpatrick Stockton LLP
                                                      1100 Peachtree Street,
                                                      Suite 2800
                                                      Atlanta, Georgia 30309
                                                      Attn: W. Randy Eaddy, Esq.
                                                      Facsimile No.:
                                                      (404) 815-6555


                  (iv)    If to Shares Escrow Agent:  Greenberg Traurig, P.A.
                                                      450 S. Orange Avenue,
                                                      Suite 650
                                                      Orlando, Florida 32801
                                                      Facsimile No.:
                                                      (407) 420-5909

Any party may change the address or facsimile number to which notices or other communications to such party shall be delivered or mailed by giving written notice thereof to the other parties hereto in the manner provided herein.

         9. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         10. GOVERNING LAW. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia (without regard to its conflicts of law rules).

         11. PARTIAL INVALIDITY; SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Escrow Agreement legal, valid and enforceable. If any term of this Escrow Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Escrow Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         12. ENTIRE AGREEMENT; BINDING EFFECT. This Escrow Agreement contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         13. MODIFICATION. Subject to SECTION 6(F) above, this Escrow Agreement may not be revoked, rescinded, amended, or terminated except upon the mutual written consent of all of the parties hereto.

         14. WAIVER. Any term or condition of this Escrow Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party and delivered to all other parties hereto. No failure on the part of any party hereto to


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exercise, and no delay in exercising, any right, power, or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Escrow Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         15. EFFECT OF CAPTIONS AND HEADINGS. The captions and headings contained herein are for convenience only, do not constitute a part of this Escrow Agreement, and shall not be used in construing it.


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         IN WITNESS WHEREOF, this Escrow Agreement has been executed by the parties hereto as of the day and year first above written.

                                            PURCHASER:

                                            MARSHALL T. LEEDS



                                            /s/ Marshall T. Leeds
                                            -----------------------------------

                                            SELLER:

                                            SUMMIT BROKERAGE SERVICES, INC.



                                            By:  /s/ Richard Parker
                                               --------------------------------
                                               Name: Richard Parker
                                                     --------------------------
                                               Its:  CEO
                                                   ----------------------------


                                            FUNDS ESCROW AGENT:

                                            KILPATRICK STOCKTON LLP



                                            By:  /s/ W. Randy Eaddy
                                               --------------------------------
                                               W. Randy Eaddy, a partner


                                            SHARES ESCROW AGENT:

                                            GREENBERG TRAURIG, P.A.



                                            By: /s/ Sandra C. Gordon
                                                -------------------------------
                                                Sandra C. Gordon, a shareholder


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